ADDENDUM TO AGREEMENT
BETWEEN
BULLDOG TECHNOLOGIES INC. & JOHN COCKBURN
AND
RONALD G. CRANFIELD

This addendum is for the agreement dated June 11, 2001 between the above noted parties. Agreement attached for reference. This addendum is effective as of December 11, 2001. Other than following changes the Agreement will remain as is.

I. Both parties have agreed to extend the agreement with the noted changes below for a further 90 days, making the agreement effective until March 11, 2001.

II. Bulldog will issue 5,000 common shares as a bonus for the extension of the loan agreement.

Changes to agreement:

Section 1.0 of Agreement

1. Ron Cranfield will loan Bulldog a further $5,000 thus increasing the loan amount to a principle of $55,000. Monthly interest payments will be $687.50 per month.

2. The interest rate will remain the same.

Section 3.0 of Agreement

1. For past services the parties agree to partially settle the amount owing as per section 3.1(a) of the agreement in the amount of $4,000 plus G.S.T.

2. For the remaining 90 day term of loan both parties agree to vest 4,000 common shares of Bulldog per month in lieu of the monthly retainer of $2,000 as outlined in section 3.1(a) of the Agreement.

The total number of shares vested and owed at the end of the term of this agreement will be Nineteen Thousand Five Hundred common shares (19,500).

By signing below both parties agree to the above changes the Agreement.

On behalf of:

Bulldog Technologies Inc.
/s/ signed
John Cockburn CEO

Ronald Cranfield
/s/ signed
Ronald Cranfield